UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant
to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On January 27, 2012, Senomyx announced the promotion of Antony Rogers to the position of Senior Vice President and Chief Financial Officer of the company, effective immediately.

In connection with the promotion, the Compensation Committee of our Board of Directors approved an increase in base salary and the grant of additional stock options for Mr. Rogers as reflected below under Item 5.02 (e).

(e)

2012 Named Executive Officer Base Salary and Stock Option Grants

On January 25, 2012, the Compensation Committee of our Board of Directors approved increases in base salary and the grant of additional stock options for our executive officers.  The increases in base salary are effective as of January 1, 2012.  The total number of stock options granted to each individual was determined following the Compensation Committee’s evaluation of the company’s performance against corporate goals, as well as each executive officer’s individual performance, competencies and impact to the organization. The following table sets forth 2012 base salaries and the number of shares underlying the stock option grants for our named executive officers:

Name	Title	2012 Base Salary	Stock Options
Kent Snyder	Chief Executive Officer and Chairman of the Board	$532,400	355,000
John Poyhonen	President and Chief Operating Officer	$388,190	225,000
Donald Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer	$359,600	120,000
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	$338,820	110,000
Antony Rogers	Senior Vice President and Chief Financial Officer	$325,000	150,000

The stock options described above (i) will be granted effective as of February 15, 2012 pursuant to our 2004 Equity Incentive Plan, (ii) terminate ten years after February 15, 2012 or earlier in the event the option holder’s service to us is terminated and (iii) have an exercise price per share equal to the closing price of our common stock as reported on the Nasdaq Stock Market on February 14, 2012.  Subject to the option holder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest monthly over the following three years; subject to suspension of vesting during periods of certain extended leaves.

Incentive Cash Bonus Payment Determinations

In January 2011, the Compensation Committee of our Board of Directors established our 2011 Executive Bonus Plan, or 2011 Bonus Plan.  Under the 2011 Bonus Plan, our executives were provided with the opportunity to earn cash bonus payments conditioned upon the achievement of specified corporate goals. Under the 2011 Bonus Plan, each individual was assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2011 base salary, based on the person’s role and title in the company.

Under the 2011 Bonus Plan, the range of bonus opportunity as a percentage of 2011 base salary for each of our named executive officers was as follows:

Name	Title	Threshold	Target	Maximum
Kent Snyder	Chief Executive Officer and Chairman of the Board	30%	60%	90%
John Poyhonen	President and Chief Operating Officer	22.5%	45%	67.5%
Donald Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer	20%	40%	60%
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	20%	40%	60%
Antony Rogers	Senior Vice President and Chief Financial Officer	20%	40%	60%

Under the terms of our 2011 Bonus Plan, the payout for all of our officers was calculated entirely based on our achievement of corporate goals during 2011 and a minimum corporate goal achievement of greater than or equal to 50% was required for an executive to earn any performance-based cash bonus.  The threshold bonus was earned if a corporate goal achievement of 50% was obtained.  The target bonus was earned if a corporate goal achievement of 75% was obtained.  The maximum bonus was earned if a corporate goal achievement of 100% was obtained.  The specific bonus amount was based on a linear continuum from threshold to maximum. The 2011 Bonus Plan also contemplated that the Compensation Committee, in its discretion, could determine whether to either increase the payout under the 2011 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warranted.

Our corporate goals for 2011 were established by our Board of Directors and were weighted based on importance. Our 2011 corporate goals were a combination of discovery and development goals, which represented 47.5% of our corporate goals, commercialization goals, which represented 20% of our corporate goals, and financial goals, which represented the remaining 32.5% of our corporate goals. On January 25, 2012, the Compensation Committee reviewed the achievement of corporate goals and determined the bonus amount payable under the 2011 Bonus Plan for each named executive officer based on a corporate goal achievement of 81.3%. The 2011 cash bonuses approved for each named executive officer are as follows, which will be paid to the individuals in February 2012.

Name	2011 Bonus Plan Compensation
Kent Snyder	$347,191
John Poyhonen	$189,860
Donald Karanewsky, Ph.D.	$156,334
Sharon Wicker	$147,731
Antony Rogers	$135,120

2012 Executive Bonus Plan

On January 25, 2012, the Compensation Committee of our Board of Directors also approved our 2012 Executive Bonus Plan, or 2012 Bonus Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Under the 2012 Bonus Plan, our executives are provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate goals. Under the 2012 Bonus Plan, each individual is assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2012 base salary, based on the person’s role and title in the company.

Under the 2012 Bonus Plan, the range of bonus opportunity as a percentage of 2012 base salary for each of our named executive officers is as follows:

Name	Title	Threshold	Target	Maximum
Kent Snyder	Chief Executive Officer and Chairman of the Board	30%	60%	90%
John Poyhonen	President and Chief Operating Officer	22.5%	45%	67.5%
Donald Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer	20%	40%	60%
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	20%	40%	60%
Antony Rogers	Senior Vice President and Chief Financial Officer	20%	40%	60%

Under the terms of our 2012 Bonus Plan, the payout for all of our officers is calculated entirely based on our achievement of corporate goals during 2012 and a minimum corporate goal achievement of greater than or equal to 50% is required for an executive to earn any performance-based cash bonus.  The threshold bonus is earned if a corporate goal achievement of 50% is obtained.  The target bonus is earned if a corporate goal achievement of 75% is obtained.  The maximum bonus is earned if a corporate goal achievement of 100% is obtained.  The specific bonus amount is based on a linear continuum from threshold to maximum. However, it is also important to note that the Compensation Committee retains broad discretion to modify the 2012 Bonus Plan at any time, including the methodology for calculating the specific bonus amounts.  The Compensation Committee may also, in its sole discretion, determine to either increase the payout under the 2012 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warrant.

On January 26, 2012 our Board of Directors established corporate goals for 2012. For 2012, our corporate goals are a combination of discovery and development goals, which represent 50% of our corporate goals and commercialization and financial goals, which represent the remaining 50% of our corporate goals.

Under the 2012 Bonus Plan, the Compensation Committee retains the discretion to pay bonus awards in full or in part in the form of cash or as Stock Awards under our 2004 Equity Incentive Plan, as amended from time to time, or any similar equity incentive plan that we subsequently adopt. In the event that the Compensation Committee elects to pay a bonus under the 2012 Bonus Plan in the form of a stock award, the Compensation Committee will have discretion to determine the specific form and number of such awards that would be equivalent to the dollar value of bonus payable under the terms of the 2012 Bonus Plan.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

99.1         Senomyx, Inc. 2012 Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ DAVID B. BERGER
David B. Berger
Senior Vice President, General Counsel and Corporate Secretary

Date: January 27, 2012